Exhibit A


eSynch Corporation
15502 Mosher Ave.
Tustin, California 92780



January 10, 2001

Mr. Norton Garfinkle
133 East 62nd Street
New York, New York 10021


Dear Mr. Garfinkle:


	Reference is hereby made to Attachment A: the warrant certificate heretofore issued to you pursuant to which the undersigned is obligated to issue up to 450,000 shares of common stock, $.001 par value (the "Common Stock"), of the undersigned.

	In consideration of your continuing service to the undersigned, the undersigned hereby commits as follows:

on or prior to February 28, 2001, the undersigned shall file with the Securities and Exchange Commission a registration statement or statements covering the offer and sale by you of the shares subject to issuance pursuant to said warrant certificate; in connection with this registration, you shall receive the same rights, benefits and privileges enumerated for the benefit of Norton Garfinkle, individually and as Trustee in the Registration Rights Agreement dated
September 30, 1999 executed and delivered by the undersigned.









This letter (together with said warrant certificate) constitutes the entire agreement between us with respect to the subject matter hereof and supersedes any prior understanding.
This letter may be relied upon by any transferee of said warrant or warrants as if addressed to them.

						Very truly yours,

							eSynch Corporation


						By s/Thomas Hemingway
                                ----------------------
ACCEPTED:

s/Norton Garfinkle
-------------------------
  Norton Garfinkle



Attachment A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE QUALIFICATION REQUIREMENTS UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO REGULATION S AS PROMULGATED UNDER THE ACT.
THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

ESYNCH CORPORATION
(a Delaware corporation)
Warrant For The Purchase of 450,000 Common Shares

THIS IS TO CERTIFY THAT, for value received, Norton Garfinkle, or his permitted successors or assigns (the "Holder") is
entitled to subscribe for and purchase four hundred fifty
thousand (450,000) fully paid and non-assessable common shares (the "Common Shares") of eSynch Corporation (the "Company"), par value $.001 per share, at an Exercise Price per Share of $ 0.50 (the "Exercise Price") per share. This Warrant is exercisable at any time subsequent to February 1, 2001 up to 4:30 P.M. Pacific time on February 1, 2006 (the "Date of Expiration") subject, however, to the provisions and upon the terms and conditions hereinafter set forth.
The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Share), by surrender of this Warrant at the office of the Company's transfer agent, or the principal executive office of the Company if it is acting as its own transfer agent, during its normal business hours, together with the subscription form attached hereto completed and signed by the Holder and, in payment of the Exercise Price for the number of Common Shares subscribed, a certified check payable to or to the order of the Company.
Upon the exercise of the rights represented by this Warrant and payment of the Exercise Price in accordance with the terms hereof, the Common Shares for which the Holder has subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such shares on the date of such exercise and payment.
In the event of any exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not
exceeding ten days after the rights represented by this Warrant have been duly exercised and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.
The Company covenants and agrees that the Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of common shares to provide for the exercise of the rights represented by this Warrant.
THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT
1.	In case the Company shall at any time subdivide its
outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided Common shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of consolidated Common Shares entitled to be purchased hereunder shall be proportionately decreased.
	If any capital reorganization or reclassification of the capital stock of the Company, or the merger, amalgamation or arrangement of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, merger, amalgamation or arrangement, adequate provision shall be made whereby the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the
Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares
equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, merger, amalgamation or arrangement not taken place. The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the holder of this Warrant the obligation to deliver to such holder such shares of stock or securities in accordance with the foregoing provisions as such holder may be entitled to purchase.
2.	In case at any time:
(a)	the Company shall pay any dividend payable in stock upon
its Common Shares or make any distribution to the holders
of its Common Shares;
(b)	the Company shall offer for subscription pro rata to the
holders of its Common Shares any additional shares of
stock of any class or other rights;
(c)	there shall be any subdivision, consolidation, capital
reorganization, or reclassification of the capital stock
of the Company, or merger, amalgamation or arrangement of
the Company with, or sale of all or substantially all of
its assets to, another corporation; or
(d)	there shall be a voluntary or involuntary dissolution,
liquidation or winding-up of the Company;
then, and in any one or more of such cases, the Company shall give to the holder of this Warrant, at least twenty day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, dissolution, liquidation or winding-up and in the case of any such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the holder of this Warrant at the address of such holder, as shown on the books of the Company.
3.	As used herein, the term "Common Shares" shall mean and
include the Company's presently authorized Common Shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.
4.	This Warrant shall not entitle the Holder to any rights as
a shareholder of the Company, including without limitation,
voting rights, except that the Company shall concurrently
furnish to the Holder a copy of all notices which are furnished to holders of the common shares.
5.	This Warrant is not transferable except pursuant to an
exemption from registration and qualification requirements in accordance with federal and applicable state or other securities laws.
6.	This Warrant and any Common Shares acquired pursuant to
this Warrant will be subject to restrictions under federal and applicable state or other securities laws and shall bear substantially the following legend, and all other legends as may from time to time be required by any then applicable securities laws:
	THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, OR QUALIFIED UNDER
APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT
BE SOLD, OFFERED FOR SALE, OR OTHERWISE
TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF A
REGISTRATION STATEMENT AND QUALIFICATION IN
EFFECT WITH RESPECT TO THE SECURITIES UNDER THE
ACT AND UNDER ANY APPLICABLE STATE SECURITIES
LAWS OR AN EXEMPTION FROM SUCH REGISTRATION AND
QUALIFICATION REQUIREMENTS UNDER APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO
REGULATION S AS PROMULGATED UNDER THE ACT.
7.	This Warrant is exchangeable upon its surrender by the
Holder at the Company's principal office, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the Holder at the time of such surrender.
8.	The company shall further take such action as shall be
necessary so that the issuance of the Common Shares issuable upon exercise of this warrant and the resale of such shares by the holder have been registered under the Securities Act of 1933 prior to the issuance of such shares, hereunder.
9.	Any notice or other communication required to be given by
the Company under this Warrant, whether to the Holder or otherwise, shall be delivered or telecopied as follows:
Norton Garfinkle
133 East 62nd Street
New York, NY  10021
Facsimile:  212-486-1405
	Any notice or other communication so given shall be deemed to have been given and received when delivered, if delivered, and upon transmission, if telecopied, and if the
date of such transmission is not a business day, on the
next ensuing business day.
10.	Time is of the essence hereof.
11.	This Warrant shall be governed by and construed in
accordance with the laws of the State of California.
ESYNCH CORPORATION

By: s/Thomas Hemingway
    -----------------------------------
    Thomas Hemingway, Chairman, CEO



By: s/T. Richard Hutt
    ------------------------------------
    T. Richard Hutt, Secretary/Treasurer


Attachment A
SUBSCRIPTION FORM
TO:




                        , the holder of the within Share
Purchase Warrant (the "Warrant"), subscribes for           of
the common shares of referred to in the Warrant (the "Common Shares") according to the conditions thereof, and herewith makes payment of the Exercise Price in full for the said number of
shares at the rate of $     per share by a certified check in
the amount of $       is enclosed herewith for such payment.
The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

NAME                                   ADDRESS
303:
308:


           this      day of                 ,
     .


                                   -----------------------------
                                   Signature of Holder